                                                                     Exhibit 4.5

                 AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------

            AMENDMENT NO. 4 TO LOAN AND SECURITY  AGREEMENT (this "Amendment No.
4"),  dated  as of May 20,  2005,  by and  among  Handy  &  Harman,  a New  York corporation ("H&H"),  OMG, Inc., formerly known as Olympic  Manufacturing Group,
Inc., a Delaware corporation ("OMG"),  Continental Industries, Inc., an Oklahoma
corporation   ("Continental"),   Maryland   Specialty  Wire,  Inc.,  a  Delaware
corporation  ("Maryland  Wire"),  Handy & Harman Tube Company,  Inc., a Delaware
corporation  ("H&H Tube"),  Camdel Metals  Corporation,  a Delaware  corporation
("Camdel"),   Canfield  Metal  Coating   Corporation,   a  Delaware  corporation
("Canfield"),    Micro-Tube   Fabricators,    Inc.,   a   Delaware   corporation
("Micro-Tube"),  Indiana  Tube  Corporation,  a Delaware  corporation  ("Indiana
Tube"), Lucas-Milhaupt,  Inc., a Wisconsin corporation ("Lucas"), Handy & Harman
Electronic  Materials  Corporation,  a Florida  corporation ("H&H  Electronic"),
Sumco  Inc.,  an  Indiana  corporation  ("Sumco"  and  together  with H&H,  OMG,
Continental,  Maryland Wire, H&H Tube,  Camdel,  Canfield,  Micro-Tube,  Indiana
Tube,   Lucas  and  H&H  Electronic,   each   individually,   a  "Borrower"  and
collectively,  "Borrowers"),  Handy & Harman  of  Canada,  Limited,  an  Ontario
corporation ("H&H Canada"),  ele Corporation,  a California corporation ("ele"),
Alloy Ring  Service  Inc., a Delaware  corporation  ("Alloy"),  Daniel  Radiator
Corporation, a Texas corporation ("Daniel"),  H&H Productions,  Inc., a Delaware corporation  ("H&H  Productions"),  Handy & Harman  Automotive  Group,  Inc.,  a
Delaware  corporation  ("H&H  Auto"),  Handy &  Harman  International,  Ltd.,  a
Delaware  corporation  ("H&H  International"),  Handy &  Harman  Peru,  Inc.,  a
Delaware  corporation ("H&H Peru"),  KJ-VMI Realty, Inc., a Delaware corporation
("KVR"),  Pal-Rath Realty,  Inc., a Delaware corporation  ("Pal-Rath"),  Platina
Laboratories,  Inc.,  a  Delaware  corporation  ("Platina"),   Sheffield  Street
Corporation,  a Connecticut  corporation  ("Sheffield"),  SWM,  Inc., a Delaware corporation  ("SWM")  and  Willing B Wire  Corporation,  a Delaware  corporation
("Willing"  and  together  with each of H&H  Canada,  ele,  Alloy,  Daniel,  H&H
Productions,  H&H Auto, H&H  International,  H&H Peru, KVR,  Pal-Rath,  Platina,
Sheffield  and  SWM,  each   individually,   a  "Guarantor"  and   collectively,
"Guarantors"),   Wachovia  Bank,  National   Association,   a  national  banking
association,  successor  by merger to  Congress  Financial  Corporation,  in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the  financial  institutions  party  thereto as lenders  (in such  capacity,
together  with  its   successors   and  assigns,   "Agent")  and  the  financial
institutions party thereto as lenders (collectively, "Lenders").

                              W I T N E S S E T H:
                              - - - - - - - - - --

            WHEREAS, Agent, Lenders,  Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders)
have  made  and  may  make  loans  and  advances  and  provide  other  financial accommodations  to Borrowers  as set forth in the Loan and  Security  Agreement, dated  as of  March  31,  2004,  by and  among  Agent,  Lenders,  Borrowers  and
Guarantors  (as  amended by Consent  and  Amendment  No. 1 to Loan and  Security
Agreement,  dated as of August 31,  2004,  Amendment  No. 2 to Loan and Security
Agreement, dated as of October 29, 2004 and Amendment No. 3 to Loan and Security
Agreement,  dated as of December  29,  2004,  and as the same may  hereafter  be
further  amended,  modified,   supplemented,   extended,  renewed,  restated  or
replaced,  the  "Loan  Agreement"),  and the  other  agreements,  documents  and instruments  referred to therein or at any time  executed  and/or  delivered  in connection therewith or related thereto (all of the foregoing, together with the
Loan  Agreement,  as the same now exist or may  hereafter be amended,  modified, supplemented,  extended,  renewed,  restated  or  replaced,  being  collectively referred to herein as the "Financing Agreements");

            WHEREAS,  Borrowers and  Guarantors  have  requested  that Agent and
Lenders  agree  to  certain  amendments  to the  Loan  Agreement  and the  other
Financing  Agreements,  and  Agent  and  Lenders  are  willing  to agree to such amendments, subject to the terms and conditions contained herein; and

            WHEREAS, by this Amendment No. 4, Borrowers,  Guarantors,  Agent and
Lenders desire and intend to evidence such consents and amendments;

            NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

            1. AMENDMENTS TO DEFINITIONS.

               (a) All  references to the term  "Olympic" in the Loan  Agreement and in any of the other  Financing  Agreements  are hereby  deleted and replaced with "OMG".

               (b) All references to the term "Olympic Expansion Project" in the
Loan Agreement and in any of the other  Financing  Agreements are hereby deleted and replaced with "OMG Expansion Project".

               (c) The definition of  "Applicable  Margin" in Section 1.8 of the
Loan  Agreement is hereby  amended by deleting such  definition and replacing it with the following:

                         "1.8  'Applicable  Margin' shall mean, at any
                    time, as to the Interest Rate for Prime Rate Loans
                    and the Interest Rate for  Eurodollar  Rate Loans,
                    the  applicable  percentage (on a per annum basis)
                    set forth below if the  Quarterly  Average  Excess
                    Availability for the immediately  preceding fiscal
                    quarter is at or within the amounts  indicated for
                    such percentage:

                                                   Applicable Prime                           Applicable Eurodollar
                                                     Rate Margin                                     Rate Margin
                                                     -----------                                     -----------
                                                                        Equipment                                 Equipment
                                        Revolving                       Purchase         Revolving     Term       Purchase
      Excess Availability                 Loans       Term Loans        Term Loans         Loans       Loans      Term Loans
      -------------------                 -----       ----------        ----------         -----       -----       ----------

(a) $12,500,000 or more                    0%           .25%               .25%            1.75%       2.00%         2.00%

(b) Equal to or greater                   .25%          .50%               .50%            2.00%       2.25%         2.25%
    than $10,000,000 but
    less than $12,500,000

(c) Less than $10,000,000                 .50%          .75%               .75%            2.25%       2.50%         2.50%

                        PROVIDED, THAT, the Applicable Margin shall be
                        calculated  and  established  once each fiscal
                        quarter  (commencing  with the fiscal  quarter
                        beginning January 1, 2005)."

                (d) The definition of  "Commitment"  in Section 1.24 of the Loan
Agreement is hereby  amended by deleting such  definition  and replacing it with the following:

                         "1.24  'Commitment'  shall mean, at any time,
                    as to each Lender,  the principal amount set forth
                    opposite  such  Lender's name on Schedule 1 hereto
                    or on Schedule 1 to the  Assignment and Acceptance
                    pursuant  to  which  such  Lender  became a Lender
                    hereunder in  accordance  with the  provisions  of
                    Section 13.7  hereof,  as the same may be adjusted
                    from  time to time in  accordance  with the  terms
                    hereof;  sometimes being collectively  referred to
                    herein as "Commitments".

                (e) The  definition  of  "EBITDA"  in  Section  1.32 of the Loan
Agreement is hereby  amended by deleting such  definition  and replacing it with the following:

                         "1.32  "EBITDA" shall mean, as to any Person,
                    with  respect to any period,  an amount  equal to:
                    (a) the Consolidated Net Income of such Person for
                    such   period,    plus   (b)    depreciation   and
                    amortization   for  such  period  (to  the  extent
                    deducted in the  computation of  Consolidated  Net
                    Income of such  Person),  all in  accordance  with
                    GAAP,  plus (c)  Interest  Expense for such period
                    (to the  extent  deducted  in the  computation  of
                    Consolidated net Income of such Person),  plus (d)
                    the  Provision  for Taxes for such  period (to the
                    extent deducted in the computation of Consolidated
                    Net Income of such Person),  plus (e) the net loss
                    attributed to the  operations of Maryland Wire for
                    each of the periods and in the respective  amounts
                    listed in  Schedule  1.32-A  hereto,  plus (f) the
                    charge  attributed to the  Fairfield  facility for
                    the period and in the  amount  listed in  Schedule
                    1.32-B;  provided,  that, EBITDA of the Parent and
                    its Subsidiaries, on a consolidated basis, for the
                    fiscal   quarters   ending   March  31,  June  30,
                    September 30 and December 31, 2003 shall equal the
                    applicable  amounts  set  forth on  Schedule  1.32
                    corresponding to such period."

                (f) The definition of "Excess  Availability"  in Section 1.46 of the Loan  Agreement is hereby amended by deleting "the Term Loans" and replacing it with "the Term Loans or the Equipment Purchase Term Loans".

                (g) The  definition  of "Fixed  Charges" in Section  1.57 of the
Loan  Agreement is hereby  amended by deleting such  definition and replacing it with the following:

                         "1.57 'Fixed  Charges'  shall mean, as to any
                    Person and its  Subsidiaries  with  respect to any
                    period, the sum of, without  duplication,  (i) all
                    cash  Interest  Expense,  provided that any annual
                    fees paid to the  Tranche B Term Loan  Lenders  or
                    Tranche B Term Loan Agent will be considered to be
                    a cash  Interest  Expense  when such  amounts  are
                    recognized  as an expense in the income  statement
                    of any Borrower or  Guarantor,  (ii) all regularly
                    scheduled  (as  determined at the beginning of the
                    respective    period)   principal    payments   of
                    Indebtedness   for  borrowed   money   (including,
                    without   limitation,   all  regularly   scheduled
                    payments of principal in respect of the Term Loans
                    and  the   Equipment   Purchase  Term  Loans)  and
                    Indebtedness  with respect to  Capitalized  Leases
                    (and  without  duplicating  amounts in item (i) of
                    this  definition,   the  interest  component  with
                    respect to Indebtedness under Capitalized Leases),
                    but  excluding  all  payments  in kind or non-cash
                    payments of  interest  on account of  Indebtedness
                    under the WHX  Subordinated  Note,  (iii) all cash
                    income  taxes  (including,   without   limitation,
                    payments made  pursuant to Section  9.12(b)(iii)),
                    (iv) cash  dividends,  repurchases  or redemptions
                    paid by such  Person and its  Subsidiaries  (other
                    than to such Person or such Person's Subsidiaries)
                    in respect of Capital Stock,  (v) management  fees
                    paid in cash (in each case as to such  Person  and
                    its  Subsidiaries)  and (vi) all cash payments for
                    pension  expenses  paid  by  such  Person  and its
                    Subsidiaries during such period to the extent such
                    payments are not deducted  from the  determination
                    of  Consolidated  Net  Income,  including  but not
                    limited to payments for pension expenses to WHX."

                (h) The  definition  of  "Interest  Rate" in Section 1.69 of the
Loan  Agreement  is  hereby  amended  by  deleting  clauses  (a) and (b) of such definition and replacing it with the following:

                         "(a)  Subject to clauses  (b) and (c) of this
                    definition below:

                               (i) as to  Revolving  Loans  which  are
                    Prime Rate Loans,  a rate equal to one-half of one
                    (.50%)  percent  per  annum in excess of the Prime
                    Rate,

                               (ii) as to  Revolving  Loans  which are
                    Eurodollar  Rate  Loans,  a rate  equal to two and
                    one-quarter (2.25%) percent per annum in excess of
                    the Adjusted  Eurodollar Rate (in each case, based
                    on the Eurodollar Rate applicable for the Interest
                    Period    selected   by   a   Borrower,    or   by
                    Administrative   Borrower   on   behalf   of  such

                    Borrower,  as in effect  three (3)  Business  Days
                    after the date of receipt by Agent of the  request
                    of  or  on  behalf  of  such   Borrower  for  such
                    Eurodollar Rate Loans in accordance with the terms
                    hereof,  whether such rate is higher or lower than
                    any rate  previously  quoted  to any  Borrower  or
                    Guarantor).

                               (iii)  as to Term  Loans  or  Equipment
                    Purchase Term Loans which are Prime Rate Loans,  a
                    rate equal to three-quarters of one (.75%) percent
                    per annum in excess of the Prime Rate, and

                               (iv)  as to  Term  Loans  or  Equipment
                    Purchase  Term  Loans  which are  Eurodollar  Rate
                    Loans,  a rate equal to two and  one-half  (2.50%)
                    percent  per  annum  in  excess  of  the  Adjusted
                    Eurodollar  Rate  (in  each  case,  based  on  the
                    Eurodollar Rate applicable for the Interest Period
                    selected  by  a  Borrower,  or  by  Administrative
                    Borrower on behalf of such Borrower,  as in effect
                    three (3) Business  Days after the date of receipt
                    by Agent of the  request  of or on  behalf of such
                    Borrower  for  such   Eurodollar   Rate  Loans  in
                    accordance  with the terms  hereof,  whether  such
                    rate is higher or lower  than any rate  previously
                    quoted to any Borrower or Guarantor).

                               (b)  Subject  to  clause  (c)  of  this
                    definition below,  effective as of the first (1st)
                    day of the  second  (2nd)  month  of  each  fiscal
                    quarter   (commencing   with  the  fiscal  quarter
                    beginning  on  or  about  January  1,  2005),  the
                    Interest Rate payable by Borrowers with respect to
                    Loans shall be increased or decreased, as the case
                    may be, (i) as to Revolving  Loans which are Prime
                    Rate  Loans,  to the rate equal to the  Applicable
                    Margin on a per annum basis in excess of the Prime
                    Rate,   (ii)  as  to  Revolving  Loans  which  are
                    Eurodollar  Rate  Loans,  to the rate equal to the
                    Applicable  Margin on a per annum  basis in excess
                    of the Adjusted  Eurodollar Rate, (iii) as to Term
                    Loans or Equipment  Purchase  Term Loans which are
                    Prime  Rate  Loans,  to  the  Rate  equal  to  the
                    Applicable  Margin on a per annum  basis in excess
                    of the  Prime  Rate and  (iv) as to Term  Loans or
                    Equipment Purchase Term Loans which are Eurodollar
                    Rate  Loans,  to the rate equal to the  Applicable
                    Margin  on a per  annum  basis  in  excess  of the
                    Adjusted Eurodollar Rate."

                (i) The  definition  of  "Loans"  in  Section  1.79 of the  Loan
Agreement is hereby  amended by deleting such  definition  and replacing it with the following:

                               "1.79 'Loans' shall mean, collectively,
                    the  Revolving  Loans,  the  Term  Loans  and  the
                    Equipment Purchase Term Loans."

                (j) The  definition  of "Maximum  Credit" in Section 1.82 of the
Loan  Agreement is hereby  amended by deleting such  definition and replacing it with the following:

                               "1.82  'Maximum  Credit' shall mean the
                    amount of $85,050,000;  provided,  that, effective
                    upon the  Initial  Equipment  Purchase  Term  Loan
                    Request   Date   the   Maximum    Credit    shall,
                    automatically  and without any further action,  be
                    increased to $88,050,000."

            2. ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the following  meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

                (a)  "Amendment  No. 4" shall mean  Amendment  No. 4 to Loan and
Security Agreement by and among Borrowers, Guarantors, Agent and the Lenders, as the same  now  exists  or may  hereafter  be  amended,  modified,  supplemented, extended, renewed, restated or replaced.

                (b) "Amendment  No. 4 Effective  Date" shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment No. 4 shall have been satisfied or waived.

                (c) "Eligible New Equipment"  shall mean all new Equipment owned by OMG which is acquired with the proceeds of the Equipment  Purchase term Loans in  connection  with the OMG  Expansion  Project and is in good  order,  repair, running and  marketable  condition,  and  acceptable to Agent in good faith.  In general,  Eligible New Equipment shall not include:  (i) Equipment located at or purchased by OMG and  contracted  for  delivery to premises  other than the Real
Property in Agawam,  Massachusetts  owned and  controlled by OMG; (ii) Equipment subject to a security  interest or lien in favor of any person other than Agent, except those  permitted in this Agreement  that are subject to an  intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent; (iii) Equipment which is not located in the
United  States of  America;  (iv)  Equipment  which is not  subject to the first priority,  valid  and  perfected  security  interest  of  Agent;  (v)  worn-out, obsolete,  damaged or defective Equipment or Equipment not used or usable in the ordinary  course  of  OMG's  business  as  presently  conducted;  (vi)  computer hardware;  or (vii)  Equipment that is or becomes a fixture to any Real Property unless such Real Property is located in Agawam,  Massachusetts and is encumbered by the Mortgage  made by OMG. The criteria for Eligible New  Equipment set forth above may only be changed and any new criteria  for  Eligible  New  Equipment be only be revised by Agent from time to time in good faith  based on either (A) an event,  condition  or other  circumstance  arising  after  the  Amendment  No. 4
Effective Date, or (B) an event, condition or other circumstance existing on the
Amendment No. 4 Effective Date to the extent Agent has no written notice thereof from OMG prior to the  Amendment  No. 4  Effective  Date,  in either  case under clause (A) or (B) which  adversely  affects or could  reasonably  be expected to adversely  affect the Equipment in the good faith  determination  of Agent.  Any
Equipment which is not Eligible New Equipment shall  nevertheless be part of the
Collateral.

                (d)  "Equipment  Purchase  Term  Loan  Request"  shall  have the meaning specified in Section 2.3(A)(d)(i) hereof.

                (e)  "Equipment  Purchase Term Loans" shall mean,  collectively, the  equipment  purchase  term  loans  made by or on behalf of Lenders to OMG as provided for in Section 2.3A hereof;  each  sometimes  being  referred to herein individually as an "Equipment Purchase Term Loan".

                (f)  "Equipment  Purchase  Term Note" shall mean the  promissory note made by OMG in favor of Agent for the benefit of Lenders in connection with the Equipment  Purchase Term Loans made pursuant to Section 2.3A hereof,  as the same now exists or may hereafter be amended, modified,  supplemented,  extended, renewed, restated or replaced.

                (g) "Hard Costs" shall mean, with respect to the purchase by OMG of an item of  Eligible  New  Equipment,  the net cash amount  actually  paid to acquire  title  to  such  item,  net of  all  incentives,  trade-in  allowances, discounts and rebates, and exclusive of freight, delivery charges,  installation costs and charges,  software costs,  charges and fees,  warranty  costs,  taxes, insurance  and other  incidental  costs or expenses  and all  indirect  costs or expenses of any kind.

                (h) "Initial  Equipment  Purchase  Term Loan Request Date" shall mean the date on which Agent receives the initial  Equipment  Purchase Term Loan
Request from OMG.

                (i)  "OMG"  shall  mean OMG,  Inc.,  formerly  known as  Olympic
Manufacturing  Group,  Inc.,  a Delaware  corporation,  and its  successors  and assigns.

            3. EQUIPMENT PURCHASE TERM LOANS. Section 2 of the Loan Agreement is
hereby amended by adding the following immediately after Section 2.3:

               "2.3A  Equipment Purchase Term Loans.

                      (a) Subject to and upon the terms and conditions
                contained herein,  each Lender shall fund its Pro Rata
                Share of the  Equipment  Purchase  Term  Loans to OMG,
                from time to time on or prior to December 31, 2005, at
                the request of OMG, in an aggregate  principal  amount
                of up to eighty  (80%)  percent  of the Hard  Costs of
                Eligible New Equipment to be purchased by OMG with the
                proceeds of such Equipment  Purchase Term Loans.  Each
                Equipment  Purchase Term Loan shall be in an amount of
                not less than $500,000  (and in integral  multiples of
                $100,000  greater  than  such  amount).   All  of  the
                proceeds of each Equipment Purchase Term Loan shall be
                used solely for the payment of the  purchase  price of
                the  Eligible  New  Equipment  specified in the notice
                required to be delivered to Agent  pursuant to Section
                2.3A(d)(i) below.

                      (b) The outstanding  aggregate  principal amount
                of the Equipment Purchase Term Loans shall not exceed,
                at any time, the lower of (i) the aggregate  amount of
                the above percentage of the Hard Costs of all Eligible
                New Equipment purchased by OMG pursuant hereto or (ii)
                $3,000,000.  If at any time the outstanding  aggregate
                principal amount of all Equipment  Purchase Term Loans

                shall exceed eighty (80%) percent of the Hard Costs of
                all Eligible New  Equipment  purchased by OMG with the
                proceeds of Equipment  Purchase Term Loans,  OMG shall
                remain liable therefor,  and Agent may, at its option,
                create a Reserve against amounts  otherwise  available
                to OMG  pursuant to the  formulas set forth in Section
                2.1 of  this  Agreement,  in an  amount  equal  to the
                entire amount of such  excess(es)  or OMG shall,  upon
                the demand by Agent, which may be made at any time and
                from time to time,  repay to Agent, for the benefit of
                Lenders the entire amount of such excess(es).

                      (c) Each  Equipment  Purchase Term Loan shall be
                (i)  evidenced  by the  Equipment  Purchase  Term Note
                executed and  delivered by OMG to Agent,  (ii) repaid,
                together  with  interest  and  other  amounts  payable
                thereunder,  in accordance  with the provisions of the
                Equipment  Purchase Term Note,  this Agreement and the
                other Financing  Agreements,  and (iii) secured by all
                of the Collateral.

                      (d)  In   addition   to  the  other   conditions
                precedent   to  any   Loan   or   Letter   of   Credit
                Accommodation set forth in this Agreement,  the making
                of each Equipment  Purchase Term Loan shall be subject
                to  the   satisfaction   of  each  of  the   following
                additional   conditions  precedent  as  determined  by
                Agent:

                           (i) Agent shall have  received from OMG not
                less than ten (10) Business Days prior written  notice
                of the proposed Equipment Purchase Term Loan (each, an
                "Equipment Purchase Term Loan Request"),  which notice
                shall specify the following: (A) the proposed date and
                amount of the Equipment Purchase Term Loan, (B) a list
                and  description  of the  Eligible New  Equipment  (by
                model, make,  manufacturer,  serial number and/or such
                other  identifying  information as may be requested by
                Agent),  (C) the Hard  Costs  and the  total  purchase
                price for the Eligible  New  Equipment to be purchased
                with the proceeds of such Equipment Purchase Term Loan
                (and the terms of payment of such purchase price), and
                (D) such other  information and documents as Agent may
                from time to time request with respect thereto;

                           (ii) upon OMG  acquiring  any rights in the
                Equipment,  Agent  shall  have a valid  and  perfected
                first priority  security interest in and lien upon the
                Eligible  New  Equipment  to  be  purchased  with  the
                proceeds of the Equipment  Purchase Term Loan, and the
                Eligible New Equipment  shall be free and clear of all
                other  liens,  security  interests,  claims  or  other
                encumbrances  (except  for  liens  permitted  by  this
                Agreement   that  are  subject  to  an   intercreditor
                agreement in form and substance  satisfactory to Agent

                between  the holder of such lien and  Agent),  and OMG
                shall have  delivered to Agent such evidence  thereof,
                as Agent may from time to time require;

                           (iii) the amount of each Equipment Purchase
                Term Loan shall not exceed  (80%)  percent of the Hard
                Costs of the Eligible New Equipment to be purchased by
                OMG with the proceeds of such Equipment  Purchase Term
                Loan;

                           (iv) Agent shall have received  copies,  or
                upon Agent's  request,  originals,  of all agreements,
                documents and instruments  relating to the sale of the
                Eligible  New  Equipment  to OMG,  including,  without
                limitation,  any purchase orders,  invoices,  bills of
                sale or similar documents,  each in form and substance
                satisfactory to Agent;

                           (v) no Default  or Event of  Default  shall
                exist or have occurred and be continuing; and

                           (vi) the aggregate  principal amount of all
                Equipment  Purchase  Term Loans made by Lenders  shall
                not exceed $3,000,000.

                      (e) In addition to all other terms,  conditions,
                covenants and  provisions  set forth herein and in the
                other  Financing  Agreements,  on or prior to July 31,
                2005, Agent shall have received evidence  satisfactory
                to Agent that all of the  Eligible New  Equipment  has
                been installed by OMG and is in good working order and
                operating for its intended purpose.

                      (f)  The  principal  amount  of  each  Equipment
                Purchase  Term  Loan  shall  be  payable  (subject  to
                earlier   payment  as  provided   herein  or  in  such
                Equipment  Purchase  Term Note) in sixty  (60)  equal,
                consecutive monthly installments of principal, each in
                an amount  calculated  in  accordance  with clause (f)
                below, commencing on the first day of the second month
                after  the  date  of  the  making  of  such  Equipment
                Purchase  Term Loan,  together with interest and other
                amounts  as  provided  herein  and  in  the  Equipment
                Purchase Term Note with respect thereto.

                      (g) The amount of each  monthly  installment  of
                principal in respect of each  Equipment  Purchase Term
                Loan (other than the last  installment  which shall be
                in an amount equal to the entire unpaid balance of the
                Equipment  Purchase  Term Note) shall  equal:  (i) the
                original  principal amount of such Equipment  Purchase
                Term Loan divided by (ii) one-sixtieth (1/60)."

            4.  MANDATORY  PREPAYMENTS.  Section  2.4 of the Loan  Agreement  is
hereby amended as follows:

                (a) Section 2.4(a)(i) of the Loan Agreement is hereby amended by deleting  "and  third"  and  replacing  it with  ",  third,  to the  outstanding principal amount of the Equipment Purchase Term Loans, and fourth";

                (b) Section  2.4(a)(ii) of the Loan  Agreement is hereby amended by deleting  "and second" and  replacing it with ", second,  to the  outstanding principal amount of the Equipment Purchase Term Loans, and third";

                (c) Section  2.4(b) of the Loan  Agreement is hereby  amended by deleting  "and  second" and  replacing  it with ",  second,  to the  outstanding principal amount of the Equipment Purchase Term Loans, and third";

                (d) Section 2.4(c)(i) of the Loan Agreement is hereby amended by deleting "and third" and replacing it with "third, to the outstanding  principal amount of the Equipment Purchase Term Loans, and fourth";

                (e) Section  2.4(c)(ii) of the Loan  Agreement is hereby amended by deleting  "and second" and  replacing it with ", second,  to the  outstanding principal amount of the Equipment Purchase Term Loans, and third";

                (f) Section  2.4(c)(iii) of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

                           "(iii)  if such sale or  disposition  is of
                any Specified Properties,  then fifty (50%) percent of
                such  Net  Cash  Proceeds  shall  be  applied  to  the
                outstanding  principal amount of the Term Loans or the
                Equipment Purchase Term Loans (as Agent may elect) and
                fifty (50%) percent of such Net Cash Proceeds shall be
                applied  to the  outstanding  principal  amount of the
                Tranche B Term Loan until the aggregate amount of such
                Net Cash Proceeds so applied  equals  $2,000,000,  and
                thereafter any such additional Net Cash Proceeds shall
                be applied, first, to the outstanding principal amount
                of the  Tranche  B Loan,  second,  to the  outstanding
                principal  amount  of the  Term  Loans,  third  to the
                outstanding principal amount of the Equipment Purchase
                Term Loans, and fourth,  to the outstanding  principal
                amount of the Revolving Loans."; and

                (g) Section  2.4(d) of the Loan  Agreement is hereby  amended by deleting  "the Term Loans" from each place it appears and replacing it with "the
Term Loans, the Equipment Purchase Term Loans".

            5. INTEREST.  Section  3.1(b)(v)(A)  of the Loan Agreement is hereby amended by deleting  "the Term Loans" and  replacing it with "the Term Loans and the Equipment Purchase Term Loans".

                                       10

            6.  EQUIPMENT  PURCHASE  TERM  LOAN  FEE.  Section  3.2 of the  Loan
Agreement is hereby amended by adding the following at the end of such Section:

                      "(c)  On  the  date  of  the  initial  Equipment
                Purchase Term Loan,  Borrowers shall pay to Agent, for
                the account of Lenders,  a facility  fee in the amount
                of  $25,000,  which  will  be  fully  earned,  due and
                payable on the date of the initial Equipment  Purchase
                Term  Loan and which may be  charged  directly  to any
                loan account of Borrowers maintained by Agent."

            7. AMENDMENTS TO FINANCIAL COVENANTS.

                (a) Section  9.17(a) of the Loan  Agreement is hereby amended by deleting such Section and replacing it with the following:

                      "(a) EBITDA.  Parent and its Subsidiaries  shall
                not permit EBITDA of Parent and its Subsidiaries, on a
                consolidated  basis,  for  the  four  (4)  consecutive
                fiscal  quarters  ending on the last day of the fiscal
                quarter set forth below to be less than the applicable
                amount set forth below:

                FISCAL QUARTER END                MINIMUM EBITDA
                ------------------                --------------
                March 31, 2004                    $25,784,000
                June 30, 2004                     $25,874,000
                September 30, 2004                $27,658,000
                December 31, 2004                 $30,202,000
                March 31, 2005                    $27,000,000
                June 30, 2005                     $27,000,000
                September 30, 2005                $30,000,000
                December 31, 2005                 $35,000,000
                March 31, 2006                    $36,000,000
                June 30, 2006                     $37,000,000
                September 30, 2006                $38,000,000
                December 31, 2006 and each        $39,000,000"
                fiscal quarter ending thereafter

                                       11

                (b) Section  9.17(b) of the Loan  Agreement is hereby amended by deleting such Section and replacing it with the following:

                      "(b) FIXED CHARGE COVERAGE RATIO. Parent and its
                Subsidiaries   shall  not  permit  the  Fixed   Charge
                Coverage  Ratio for the  applicable  period  set forth
                below to be less than the  ratio  set  forth  opposite
                such period:

                                                                   MINIMUM FIXED
                         FISCAL QUARTER END                     CHARGE COVERAGE RATIO
                         ------------------                     ---------------------

                For the 3 months ending June 30, 2004                0.75 to 1
                For the 6 months ending September 30, 2004           0.90 to 1
                For the 9 months ending December 31, 2004            0.75 to 1
                For the 3 months ending March 31, 2005               0.10 to 1
                For the 6 months ending June 30, 2005                0.75 to 1
                For the 9 months ending September 30, 2005           1 to 1
                For the 12 months ending December 31, 2005           1 to 1
                For the four (4) consecutive fiscal quarters
                ending on the last day of each fiscal quarter        1 to 1"
                thereafter

                (c) Section  9.17(c) of the Loan  Agreement is hereby amended by deleting such Section and replacing it with the following:

                      "(c) MAXIMUM CAPITAL EXPENDITURES. Parent and it
                Subsidiaries  shall not, directly or indirectly,  make
                or commit to make (whether through  purchase,  capital
                lease  or  otherwise)  Capital  Expenditures  for  the
                applicable  period set forth  below to be in excess of
                the applicable amount set forth opposite such period:

                                                                  MAXIMUM
                           PERIOD                            CAPITAL EXPENDITURES
                           ------                            --------------------

                Fiscal year ending December 31, 2004              $16,000,000
                For the 3 months ending March 31, 2005            $ 5,700,000
                For the 6 months ending June 30, 2005             $10,700,000
                For the 9 months ending September 30, 2005        $15,700,000
                For the 12 months ending December 31, 2005        $18,500,000"
                and for each 12 months ending on the last day
                of each fiscal quarter thereafter

                                       12

                (d) Section  9.17(d) of the Loan  Agreement is hereby amended by deleting such Section and replacing it with the following:

                      "(d) LEVERAGE RATIO. Parent and its Subsidiaries
                shall not permit the Leverage  Ratio of the Parent and
                its Subsidiaries,  on a consolidated  basis, as of the
                last day of the fiscal  quarter  set forth below to be
                greater than the applicable ratio set forth below:

                                                                   MAXIMUM
                        FISCAL QUARTER END                       LEVERAGE RATIO
                        ------------------                       --------------

                June 30, 2004                                      4.30 to 1
                September 30, 2004                                 4.20 to 1
                December 31, 2004                                  4.20 to 1
                March 31, 2005                                     5.25 to 1
                June 30, 2005                                      5.25 to 1
                September 30, 2005                                 4.75 to 1
                December 31, 2005                                  4.00 to 1
                March 31, 2006                                     4.00 to 1
                June 30, 2006                                      4.00 to 1
                September 30, 2006                                 4.00 to 1
                December 31, 2006 and each fiscal                  4.00 to 1"
                quarter ending thereafter

            8. TERM.  Section 13.1(d) of the Loan Agreement is hereby amended by deleting  "the Term Loans" from the last  sentence of such Section and replacing it with "the Term Loans and/or the Equipment Purchase Term Loans".

                                       13

            9. SCHEDULES TO LOAN AGREEMENT. The Loan Agreement is hereby amended by adding new Schedules 1, 1.32-A and 1.32-B to the Loan Agreement,  each in the respective  forms  thereof as set forth on Exhibit A attached to this  Amendment
No. 4.

            10. AMENDMENT FEE. In addition to all other fees, charges,  interest and expenses  payable by any Borrower or Guarantor to Agent or Lenders under the
Loan  Agreement and the other  Financing  Agreements,  Borrowers and  Guarantors shall pay to Agent  for the  account  of  Lenders  (in such  manner as Agent may agree),  contemporaneously  with the  effectiveness  of this Amendment No. 4, an amendment  fee in the amount of  $125,000,  which fee shall be fully  earned and nonrefundable  as of the date  hereof and may be charged to any loan  account of
Borrowers.

            11.  REPRESENTATIONS,  WARRANTIES AND  COVENANTS.  Each Borrower and
Guarantor  hereby  represents,  warrants and  covenants to Agent and Lenders the following  (which shall survive the execution and delivery of this Amendment No.
4), the truth and accuracy of which are a continuing  condition of the making of
Loans and providing Letter of Credit Accommodations to Borrowers:

                (a) This Amendment No. 4 and each other  agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection  herewith
(collectively,  together with this Amendment No. 4, the  "Amendment  Documents")
have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors,  as the case may be,  contained herein and therein  constitute  the legal,  valid and  binding  obligations  of each of the
Borrowers and  Guarantors,  enforceable  against them in  accordance  with their
terms,   except  as  enforceability   is  limited  by  bankruptcy,   insolvency,
reorganization,  moratorium or other laws relating to or affecting generally the enforcement of creditors'  rights and except to the extent that  availability of the  remedy of  specific  performance  or  injunctive  relief is  subject to the discretion of the court before which any proceeding therefor may be brought.

                (b) The  execution,  delivery and  performance of this Amendment
No. 4 (a) are all within each  Borrower's and  Guarantor's  corporate or limited liability company powers and (b) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate or articles of incorporation, by laws,
or  other  organizational   documentation,   or  any  indenture,   agreement  or
undertaking  to which  any  Borrower  or  Guarantor  is a party or by which  any
Borrower or Guarantor or its property are bound.

                (c) No Default or Event of Default exists or has occurred and is continuing.

                (d) The Tranche B Amendment (as defined below) has been executed and delivered by all parties thereto and is in full force and effect.

                (e) All of the  representations  and warranties set forth in the
Loan Agreement and the other Financing  Agreements,  each as amended hereby, are true and correct in all material  respects on and as of the date  hereof,  as if made on the  date  hereof,  except  to the  extent  any such  representation  or warranty is made as of a specified  date, in which case such  representation  or warranty shall have been true and correct as of such date.

                                       14

            12. CONDITIONS PRECEDENT. The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

                (a)  Agent  shall  have  received  this  Amendment  No.  4, duly authorized,  executed  and  delivered  by  Borrowers,  Guarantors  and  Required
Lenders;

                (b) Agent shall have  received  the initial  Equipment  Purchase
Term  Note,  in form and  substance  satisfactory  to  Agent,  duly  authorized, executed and delivered by OMG;

                (c)  Agent   shall  have   received,   in  form  and   substance
satisfactory  to  Agent,  a  Secretary's  Certificate  from  each  Borrower  and
Guarantor with respect to, among other things,  the  resolutions of the Board of
Directors of such Borrower and Guarantor evidencing the adoption and subsistence of  resolutions  approving  the  execution,  delivery  and  performance  by such
Borrower  and  Guarantor  of  this  Amendment  No.  4 and  the  other  Amendment
Documents;

                (d) Agent shall have  received (i) an amendment to the Tranche B
Term  Loan  Agreement  (the  "Tranche  B  Amendment"),  in  form  and  substance satisfactory to Agent,  duly  authorized,  executed and delivered by each of the parties  thereto,  which Tranche B Amendment  shall be in full force and effect, and  (ii)  an  amendment  to the  Intercreditor  Agreement  (the  "Intercreditor
Amendment"),  in form and  substance  satisfactory  to Agent,  duly  authorized, executed  and  delivered  by  Tranche B Term  Loan  Agent  and  acknowledged  by
Borrowers and Guarantors,  which Intercreditor  Amendment shall be in full force and effect;

                (e) Agent  shall have  received a true and  correct  copy of any consent, waiver or approval to or of this Amendment No. 4 or any other Amendment
Documents  which any  Borrower or Guarantor is required to obtain from any other
Person,  and such  consent,  waiver  or  approval  shall  in form and  substance satisfactory to Agent; and

                (f) no Default or Event of Default  shall exist or have occurred and be continuing.

            13.  MORTGAGES.  Solely for purposes of construing the Mortgages and the Obligations secured thereby, the parties hereto agree that (a) the Equipment
Purchase  Term Loans  shall be deemed to be "Term  Loans" and (b) the  Equipment
Purchase Term Loans and all Obligations relating thereto shall be secured by the
Mortgages and the liens created thereby.

            14. EFFECT OF THIS AGREEMENT.  Except as expressly  amended pursuant hereto,  no other  changes or  modifications  to the  Financing  Agreements  are intended or implied,  and, in all other respects,  the Financing  Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the  effective  date  hereof.  To the  extent  that  any  provision  of the Loan
Agreement or any of the other  Financing  Agreements are  inconsistent  with the provisions of this Amendment No. 4, the provisions of this Amendment No. 4 shall control.

                                       15

            15. FURTHER  ASSURANCES.  Borrowers and Guarantors shall execute and deliver such  additional  documents  and take such  additional  action as may be requested by Agent to effectuate  the  provisions and purposes of this Amendment
No. 4.

            16. GOVERNING LAW. The validity,  interpretation  and enforcement of this Agreement and the other Financing  Agreements (except as otherwise provided therein)  and any dispute  arising out of the  relationship  between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the  application  of the law of any jurisdiction other than the laws of the State of New York.

            17. BINDING  EFFECT.  This Amendment No. 4 shall be binding upon and inure  to the  benefit  of each  of the  parties  hereto  and  their  respective successors and assigns.

            18.  HEADINGS.  The headings listed herein are for convenience  only and do not constitute matters to be construed in interpreting this Amendment No.
4.

            19. COUNTERPARTS. This Amendment No. 4 may be executed in any number of  counterparts,  each of which  shall be an  original,  but all of which taken together shall  constitute one and the same  agreement.  Delivery of an executed counterpart of this Amendment No. 4 by  telefacsimile  shall have the same force and effect as the delivery of an original executed counterpart of this Amendment
No. 4. Any party  delivering an executed  counterpart of this Amendment No. 4 by telefacsimile  shall also  deliver an  original  executed  counterpart,  but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       16

            IN WITNESS  WHEREOF,  the parties  hereto have caused this Amendment
No. 4 to be executed on the day and year first above written.

AGENT                                             BORROWERS
-----                                             ---------

WACHOVIA BANK, NATIONAL
ASSOCIATION, successor by merger to
Congress Financial Corporation, as Agent     HANDY & HARMAN

By: /s/ Terese K. Jacob                      By: /s/ Dennis Kelly
    -----------------------------------         -------------------------
Title: Vice President                        Title: Vice President and CFO

                                             OMG, INC., formerly known as
                                             Olympic Manufacturing Group,
                                             Inc.

                                             By: /s/ Dennis Kelly
                                                ---------------------------
LENDERS                                      Title: Vice President and Treasurer
-------
WACHOVIA BANK, NATIONAL
ASSOCIATION, successor by merger to
Congress Financial Corporation               CONTINENTAL INDUSTRIES, INC.

By: /s/ Terese K. Jacob                      By: /s/ Dennis Kelly
    -----------------------------------         -------------------------
Title: Vice President                        Title: Vice President and Treasurer

TEXTRON FINANCIAL CORPORATION                MARYLAND SPECIALTY WIRE, INC.

By: /s/ Kurt Kalliomoa                       By: /s/ Dennis Kelly
    -----------------------------------         -------------------------
Title: Senior Account Executive              Title: Vice President and Treasurer

BANK OF AMERICA, N.A.                        HANDY & HARMAN TUBE COMPANY,
                                             INC.

By: /s/ Kim Bushey                           By: /s/ Dennis Kelly
    -----------------------------------         -------------------------
Title: SVP                                   Title: Vice President and Treasurer

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                             CAMDEL METALS CORPORATION

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             CANFIELD METAL COATING
                                             CORPORATION

                                             By: /s/ Robert K. Hynes
                                                 -------------------------
                                             Title: Secretary

                                             MICRO-TUBE FABRICATORS, INC.

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             INDIANA TUBE CORPORATION

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             LUCAS-MILHAUPT, INC.

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             HANDY & HARMAN ELECTRONIC
                                             MATERIALS CORPORATION

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             SUMCO INC.

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                             GUARANTORS
                                             ----------

                                             HANDY & HARMAN OF CANADA,
                                             LIMITED

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             ELE CORPORATION

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             ALLOY RING SERVICE INC.

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             DANIEL RADIATOR CORPORATION

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             H&H PRODUCTIONS, INC.

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             HANDY & HARMAN AUTOMOTIVE
                                             GROUP, INC.

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             HANDY & HARMAN INTERNATIONAL,
                                             LTD.

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                             HANDY & HARMAN PERU, INC.

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             KJ-VMI REALTY, INC.

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             PAL-RATH REALTY, INC.

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             PLATINA LABORATORIES, INC.

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             SHEFFIELD STREET CORPORATION

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             SWM, INC.

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                             WILLING B WIRE CORPORATION

                                             By: /s/ Dennis Kelly
                                                 -------------------------
                                             Title: Vice President and Treasurer

                                                                    Exhibit A to
                                                                 Amendment No. 4

                                   Schedule 1

                                   COMMITMENTS
                                   -----------

A.  COMMITMENTS PRIOR TO THE INITIAL EQUIPMENT PURCHASE TERM LOAN REQUEST DATE

                     Lender                                   Commitment

            Wachovia Bank, National Association               $46,147,586

            Textron Financial Corporation                     $15,828,621

            Bank of America, N.A.                             $23,073,793

                        Total.................................$85,050,000

B.  COMMITMENTS EFFECTIVE UPON THE INITIAL EQUIPMENT PURCHASE TERM LOAN REQUEST
    DATE

                     Lender                                   Commitment

            Wachovia Bank, National Association               $47,775,367

            Textron Financial Corporation                     $16,386,950

            Bank of America, N.A.                             $23,887,683

                        Total.................................$88,050,000

                                 Schedule 1.32-A

Net Loss Attributed to Maryland Specialty Wire, Inc. for the quarters ended:

March 31, 2004                                      $         0
June 30, 2004                                       $ 1,303,000
September 30, 2004                                  $ 1,901,000
December 31, 2004                                   $ 5,293,000
March 31, 2005                                      $ 3,638,000
June 30, 2005                                       $   750,000
                                                    -----------
Total                                               $12,885,000

                                 Schedule 1.32-B

Charge Attributed to Fairfield Facility for December 31, 2004:  $3,523,000